ITEX Corporation Announces Preliminary Results of Annual Meeting

Re-election of Three Current Board Members

Bellevue, WA – December 10, 2010 – ITEX Corporation (OTCBB: ITEX), The Membership Trading CommunitySM, a leading marketplace for cashless business transactions in North America, today announced preliminary results of stockholder voting at its annual meeting held earlier today in Bellevue, Washington.  Based on preliminary results, it appears that each of its current members of the Board of Directors, Steven White, Eric Best, and John Wade, were re-elected to serve for an additional one-year term and the selection of Ehrhardt Keefe Steiner & Hoffman PC as the Company’s independent auditor was ratified.  Preliminary results as tabulated by the Company’s inspector of elections, OTR, Inc., will be announced within four business days, and final results will be announced promptly following certification by the inspector.

Steven White, Chairman and CEO stated, “We are very pleased by the wide support we have received from stockholders, franchisees and staff and the continued confidence they have shown in ITEX and our Board.  We will continue to work diligently to create increased value for our member base, franchisees and stockholders.”

About ITEX

ITEX, The Membership Trading CommunitySM, is a thriving network of participating member businesses.  Members increase sales through an exclusive distribution channel managed by franchisees, licensees and corporate-owned locations, by utilizing ITEX dollars to exchange goods and services.  ITEX is powered by ITEX Payment Systems, the leading payment technology platform for processing cashless business transactions.  ITEX is headquartered in Bellevue, WA.  For more information, please visit ITEX’s website at www.itex.com.  We routinely post important information on the investor relations portion of our website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release) and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation:  our revenue growth and success being tied to the operations of our broker network; our future revenue growth remaining uncertain; our brokers taking actions that could harm our business or our reputation; our failure to deal effectively with member disputes; our business being subject to online security risks; unplanned system interruptions or system failures; claims and lawsuits against us that may result in adverse outcomes; and the effect of changes in the overall economy and in technology..  Statements in this release should be evaluated in light of these factors.  These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-K and Forms 10-Q, which are available at www.sec.gov. ITEX undertakes no duty to update or revise any forward-looking statements.

Contact:
Alan Zimmelman
ITEX Corporation
425.463.4017
alan@itex.com

For more information, please visit www.itex.com